Exhibit 4.6


THOMMESSEN


                                 ADDENDUM NO. 1
                                       to

                                 USD 300,000,000
                       REVOLVING CREDIT FACILITY AGREEMENT

                                       for

                     Nordic American Tanker Shipping Limited
                             as Borrower provided by

                           The Financial Institutions
                              listed in Schedule 1
                                   as Lenders
                                      with

                                DnB NOR Bank ASA
                            as Mandated Lead Arranger
                                       and

                                DnB NOR Bank ASA
                                    as Agent

THIS ADDENDUM NO. 1 (the "Addendum") is dated 21, September 2006 and made between:

(1) Nordic American Tanker Shipping Limited, of LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda, as borrower (the "Borrower");

(2) The banks and financial institutions listed in Schedule 2, as original lenders (together, the "Lenders");

(3) DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as mandated lead arranger (the "Arranger"); and

(4) DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as facility agent (the "Agent").

WHEREAS:

(A) This Addendum is supplemental to the USD 300,000,000 Revolving Credit Facility Agreement dated 14 September 2005 (the "Agreement") and made between the Borrower, the Lenders, the Arranger and the Agent relating to certain revolving credit facilities for an aggregate amount of USD 300,000,000;

(B) The Borrower has requested and the Lenders have agreed to increase the amount of the Total Commitment from USD 300,000,000 to USD 500,000,000; and

(C) the Parties have agreed to amend certain of the provisions of the Agreement as set out in this Addendum.

NOW IT IS HEREBY AGREED as follows:

1         DEFINITIONS AND INTERPRETATION

1.1       Defined expressions

In this Addendum:

"Effective Date" means 2 October 2006 (or such later date as approved by the Agent (on behalf of the Finance Parties)).

In addition, words and expressions defined in the Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meaning when used in this Addendum (including the recitals).

1.2       References to this Agreement

References in the Agreement to "this Agreement" shall, with effect from the date hereof be references to the Agreement as amended by this Addendum.

1.3       Construction

In this Addendum, unless the context otherwise requires:

     a) words denoting the singular number shall include the plural and vice versa;

     b) references to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Addendum;

     c) references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law; and

     d) clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Addendum.


2         CONDITIONS PRECEDENT

The provisions of Clause 3 (Amendments to the Agreement) shall be effective only if, not later than 10:00 hours (Oslo time) three (3) Business Days before the Effective Date, the Agent has received all the documents and other evidence listed in Schedule i (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

3         AMENDMENTS TO THE AGREEMENT

3.1       General

The Agreement shall, with effect from the Effective Date be (and is hereby) amended and restated as follows and will continue to be binding upon each of the Parties thereto in accordance with its terms as so amended.

3.2       Amendments to Clause 1.1 (Definitions) of the Agreement

(i) The definitions of the following terms in Clause 1.1 (Definitions) of the Agreement shall be deleted and replaced with the following definitions:

          ""Existing Vessels" means:

          a) MT "Nordic Hawk o, a 151,458 dwt suezmax vessel built In 1997 with IMO number 9131149 owned by and registered in the name of the Borrower in the Bahamas Ship Registry;

          b) MT "Nordic Hunter' a 151,458 dwt suezmax vessel built In 1997 with IMO number 9131151 owned by and registered in the name of the Borrower In the Bahamas Ship Registry;

          c) MT "Gulf Scandic", a 151,458 dwt suezmax vessel built in 1997 with IMO number 9131137, owned by and registered In the name of the Borrower in the Isle of Man Ship Registry;

          d) MT "Nordic Fighter", a 153,181 dwt suezmax vessel built In 1998 with IMO number 9157715, owned by and registered In the name of the Borrower in the Norwegian International Ship Registry;

          e) MT "Nordic Freedom". a 159,500 dwt suezmax vessel built in 2005 with IMO number 9288887 owned by and registered In the name of the Borrower in the Bahamas Ship Registry;

          f) MT "Nordic Voyager", a 149,591 dwt suezmax vessel built in 1997 with IMO number 9102930 owned by and registered in the name of the Borrower in the Norwegian International Ship Registry;

          g) MT "Nordic Discovery'. a 153,181 dwt suezmax vessel built in 1998 with IMO number 9157727 owned by and registered in the name of the Borrower in the Norwegian International Ship Registry;

          h) MT "Nordic Saturn, a 157,332 dwt suezmax vessel built in 1998 with IMO number 9167198 owned by and registered in the name of the Borrower in the Marshall Islands Ship Registry; and

          i) MT "Nordic Jupiter", a 157,332 dtw suezmax vessel built in 1998 with IMO number9160201 owned by and registered in the name of the Borrower In the Marshall Islands Ship Registry.

          "New Vessels" means (1) any modem crude oil aframax tanker and/or suezmax tanker all of double hull and not to be build before 1996 and
          (ii) such other double hull crude oil tanker vessels as shall be approved from time to time by all of the Lenders, purchased by the Borrower after the date of this Agreement and which has been approved by the Lenders to be entered into the Security Pool (such approval not to be unreasonably withheld).

          "Total Commitments" means the aggregate of the Lenders' Commitments, being USD 500,000,000 at the Effective Date."

(ii) The following new definitions shall be inserted in Clause 1.1 (Definitions) of the Agreement:

          "Effective Date" means 2 October 2006 or such later date as approved by the Agent (on behalf of the Finance Parties)."


3.3       Amendments to Schedule 1 (Lenders and commitments) of the Agreement

Schedule 1 (Lenders and commitments) to the Agreement shall be deleted and replaced in its entirety by Schedule 2 to this Addendum.

3.4 Amendment to Schedule 3 (Form of Drawdown Notice), Schedule 4 (Form of Compliance Certificate), Schedule 5 (Form of Transfer Certificate)

The heading in Schedule 3 (Form of Drawdown Notice), Schedule 4 (Form of Compliance Certificate) and Schedule 5 (Form of Transfer Certificate) shall be amended to read as follows:

          "Nordic American Tanker Shipping Limited - USD 500,000,000 Revolving Credit Facility Agreement dated 14 September 2005 (as amended) (the "Agreement").


4        AMENDMENTS TO THE SECURITY DOCUMENTS

The Security Documents shall be amended (in such form as approved by the Agent (on behalf of the Lenders)) and/or new Security Documents shall be issued to ensure that the increased amount of the Total Commitments shall be secured under such Security Documents.


5         FEES

5.1       Participation fee

The Borrower shall pay a participation fee of 0.25% on the increase in the amount of the Total Commitments (being USD 200,000,000) to the Agent (for distribution to the Lenders), payable at the date of this Addendum.

5.2       Other fees

The Borrower shall pay such other fees in the amount and at the times as agreed in the Fee Letter.


6         CONTINUED FORCE AND EFFECT

The provisions of the Agreement and the other Finance Documents shall, save as amended by this Addendum, continue In full force and effect between the Parties and the Agreement and this Addendum shall be read and construed as one instrument.


7         GOVERNING LAW AND ENFORCEMENT

7.1       Governing law

This Addendum shall be governed by Norwegian law.

7.2       Jurisdiction

     a) For the benefit of each Finance Party, the Borrower agrees that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or In connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Addendum, and the Borrower accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tlngrett).

     b)   Nothing  In this  Clause  7.2 shall  limit  the  right of the  Finance
          Parties to commence proceedings against the Borrower In any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

7.3      Service of process

Without prejudice to any other mode of service, the Borrower:

     a) irrevocably appoints Scandic American Shipping Ltd. (European Branch) of P.O. Box 56, N3201 Sandefjord, Norway as its agent for service of process in relation to any proceedings before Norwegian courts In connection with any Finance Document; and

     b) agrees that failure by Its process agent to notify It of the process will not invalidate the proceedings concerned.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT


1    CORPORATE DOCUMENTS - BORROWER

a) Secretary's Certificate (notarised and legalised) confirming inter alia that the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower as presented to the Agent (on behalf of the Finance Parties) in relation to the Agreement, are still in full force and effect and no amendments have been made thereto;

b)   Updated Good Standing Certificate;

c) Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of, and the transactions contemplated by, the Addendum and the authorisation of its appropriate officer or officers or other representatives to execute the Addendum and any other documents necessary for the transactions contemplated by the Addendum, on its behalf; and

d)   Power of Attorney (notarised and legalised if requested by the Agent).


2    AUTHORISATIONS

a)   All approvals,  authorisations  and consents  required by any government or
     other   authorities  for  the  Borrower  to  enter  into  and  perform  its obligations under this Addendum.


3    FINANCE DOCUMENTS

a)   The Addendum.

b) Amendments to the Mortgages for the Existing Vessels (save for "Gulf Scandic"), "Nordic Saturn" and "Nordic Jupiter";

c)   Mortgage In respect of "Gulf Scandic"; and

d)   Amendment to the Assignment Agreement.


4    MISCELLANEOUS

a) Evidence that all fees referred to in 4 (Fees) have or will be paid on its due date;

b) A Compliance Certificate confirming that the Borrower is in compliance with the financial covenants as set out in Clause 20 (Financial covenants) of the Agreement;

c) Appointment of Scandic American Shipping Ltd. and the acceptance by Scandic American Shipping Ltd. (European Branch) as the Borrower's process agent in Norway under the Addendum;

d)   The  letter  regarding   effective  interest  duly  counter-signed  by  the
     Borrower; and

e)   Any other documents as reasonably requested by the Agent.


5    LEGAL OPINIONS

a) A legal opinion as regards Bermuda law matters issued by Appleby Spurting & Hunter;

b) A legal opinion as regards Norwegian law matters Issued by Thommessen Krefting Greve Lund AS;

c) A legal opinion as regards Marshall Islands law matters issued by Holland & Knight LLP;

d)   A legal opinion as regards  Bahamas law matters  issued by Higgs & Johnson;
     and

e) A legal opinion as regards Isle of Man law matters issued by Dickinson Cruinckshank.

                                   SCHEDULE 2
                             LENDERS AND COMMITMENTS

          Lender:                         Commitment               %
          ---------------------         ---------------        -------
          DnB NOR Bank ASA              USD 125,000,000         25.00%
          Nordea Bank Norge ASA         USD 125,000,000         25.00%
          Fokus Bank ASA                USD 125,000,000         25.00%
          Scotiabank Europe PLC         USD 125,000,000         25.00%
          Total:                        USD 500,000,000        100.00%

                                   SIGNATORIES

Borrower:
Nordic American Tanker Shipping Limited

By: /s/ Turid M. Sorensen
   ----------------------
Name:  Turid M. Sorensen
Title: CFO



Lenders:
DnB NOR Bank ASA

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact


Nordea Bank Norge ASA

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact


Fokus Bank ASA

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact


Scotiabank Europe PLC

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact



Agent:
DnB NOR Bank ASA

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact



Arranger:
DnB NOR Bank ASA

By: /s/ Siri Wennevik
   ----------------------
Name:  Siri Wennevik
Title: Attorney-in-Fact